Exhibit 5(a)(1)



                    [Letterhead of Mayer, Brown & Platt]

                             November 9, 1999




United Air Lines, Inc.
1200 East Algonquin Road
Elk Grove Village, IL 60007

Ladies and Gentlemen:

         We have acted as special counsel for United Air Lines, Inc., a Delaware corporation ("United" or the "Company"), in connection with the preparation and filing of a shelf Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to up to $1,500,000,000 aggregate principal amount of Debt Securities (the "Securities"), and Pass Through Certificates that may be issued by United in one or more series from time to time on a delayed basis. Each series of Securities will be issued under the provisions of the Indenture to be entered into between United Air Lines, Inc. and the indenture trustee (the "Indenture Trustee"), substantially in the form filed as Exhibit 4(a)(1) to the Registration Statement (the "Indenture"). The Securities will be sold or delivered as set forth in the Registration Statement, any amendment thereto, the prospectus relating to the Securities filed as part of the Registration Statement (the "Prospectus") and any supplements thereto ("Prospectus Supplements").

         In connection with the opinions expressed below, we have examined originals, or copies certified to our satisfaction, of such agreements, documents and certificates of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. We have also examined (i) the Certificate of Incorporation, as currently in effect, (ii) the Bylaws of United, as currently in effect, (iii)
Consent of Directors in Lieu of Meeting dated October 12, 1999, relating to the filing of the Registration Statement, and (iv) the form of the Indenture filed with the SEC. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned thereto in the Indenture. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Further, we have assumed: (i) the due authorization, execution and delivery of the Indenture by each of the parties thereto, (ii) the due authorization,


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execution, issuance and delivery by United, and the due authentication and delivery by the Indenture Trustee, of the Securities to be issued under the Indenture, in accordance with the terms of the Indenture, (iii) that each person that is a party to the Indenture (other than United) is duly qualified to engage in the activities contemplated by such documents and has the power, authority and legal right to enter into and perform its obligations thereunder, and (iv) that the execution, delivery and performance of the Indenture and the Securities by each person that is a party thereto (other than United) do not and will not violate the charter or by-laws of any such person or any contract to which any such person is a party or by which any such person is bound and comply with all laws, governmental rules and regulations applicable to each such person.

         In addition, we have assumed (i) a Prospectus Supplement supplementing the Prospectus will have been prepared and filed with the SEC describing the Securities; (ii) the Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (iii) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by United and the other parties thereto.

         Based on the foregoing, it is our opinion that:


 1. United is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and is duly authorized to carry on the business in which it is engaged.

 2. The Indenture, when duly authorized, executed and delivered, will constitute valid and binding agreements of each of the parties thereto.

 3. The Securities, when duly authorized, executed, issued and delivered by United, and duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture and sold in accordance with the related purchase agreement or underwriting agreement between United and the purchasers or underwriters, as the case may be, named therein, will be valid and binding obligations of United and will be entitled to the benefits of the Indenture.

         The foregoing opinions are subject to (i) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance and other similar laws affecting the rights or remedies of creditors generally, (ii) general principles of equity including, without limitation, laches and estoppel as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or


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impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought, and (iii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         In giving the foregoing opinion, we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of Illinois, the State of New York, the corporate laws of the State of Delaware and the federal law of the United States of America, in each case as in effect on the date hereof, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof,
(ii) (x) state securities or blue sky laws, (y) the Investment Company Act or (z) federal securities laws, including, without limitation, the Securities Act.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, and in any subsequently filed Prospectus Supplements, relating to the Certificates that constitutes part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement and Legal Matters under the provisions to the Securities Act.


                                            Very truly yours,


                                            MAYER, BROWN & PLATT


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